UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 12, 2013

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road
Markham, Ontario, Canada L3R 4N6
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

At a meeting of the board of directors of SMTC Corporation (the “Company”) held on June 12, 2013, the board exempted board member David Sandberg (or funds with which Mr. Sandberg is affiliated) from the definition of “Acquiring Person” under the Company’s Tax Benefits Preservation Plan, dated as of June 9, 2010, between the Company and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company (as such plan has been amended prior to the date hereof), with respect to the purchase of up to an additional 350,000 shares of common stock of the Company, so long as the purchase(s) are otherwise conducted in accordance with the Company’s insider trading policy and all federal and state securities laws, rules and regulations.

Mr. Sandberg abstained from participating in the discussion of or the vote on the exemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013	SMTC CORPORATION

	By:	/s/ Lawrence H. Silber
	Name:	Lawrence H. Silber
	Title:	Interim President and Chief Executive Officer